CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is executed as of August 25, 2025 (the “Effective Date”) by and between Favo Capital, Inc., a Nevada corporation (“FAVO”) and Forfront Capital, LLC, a Delaware limited liability company (the “Shareholder”).

WHEREAS, the Board of Directors of FAVO has designated a series of preferred stock, known as “Series B Preferred Stock,” with the features contained in the Certificate of Designation to be filed with the State of Nevada and attached hereto as Exhibit A;

WHEREAS, the Shareholder owns thirty-seven million twenty thousand (37,020,000) shares of Series A Preferred Stock in FAVO and desires to convert ten million (10,000,000) of those shares into ten million (10,000,000) shares of Series B Preferred Stock;

WHEREAS, the Board of Directors of FAVO and the majority of shareholders have determined that this conversion is fair to FAVO and has been approved in accordance with Nevada law;

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FAVO and the Shareholder agree as follows:

1.       Conversion. As of the Effective Date, the Shareholder hereby elects to convert ten million (10,000,000) shares of Series A Preferred Stock in FAVO into ten million (10,000,000) shares of Series B Preferred Stock, and FAVO agrees to the conversion. Upon delivery by the Shareholder of the certificate(s) representing the 10,000,000 shares of Series A Preferred Stock (or an affidavit of loss if applicable) to FAVO or its transfer agent, FAVO shall issue or cause its transfer agent to issue 10,000,000 shares of Series B Preferred Stock to the Shareholder, and the converted shares of Series A Preferred Stock shall be cancelled and retired. Management of FAVO and the Shareholder shall coordinate with the transfer agent for FAVO to complete the conversion. Upon the conversion, the Shareholder hereby waives and forfeits all economic rights associated with the converted shares of Series A Preferred Stock, including but not limited to any rights to dividends, liquidation preferences, and conversion into common stock.

2.       Representations, Warranties and Covenants.

a.   FAVO hereby makes the following representations, warranties and covenants in favor of the Shareholder:

i.                    Authority. FAVO has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of FAVO.

ii.                  Organization and Standing. FAVO is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

iii.                No Conflicts. The execution, delivery, and performance of this Agreement by FAVO do not violate any provision of its Articles of Incorporation, Bylaws, or any material agreement to which it is a party.

iv.                 Issuance of Shares. The shares of Series B Preferred Stock to be issued hereunder, when issued, will be duly authorized, validly issued, fully paid, and non-assessable.

b.  The Shareholder hereby makes the following representations, warranties and covenants in favor of FAVO:

i.                    Title to Series A Preferred Stock. The Shareholder is the owner of record of the shares of Series A Preferred Stock to be converted hereunder and owns such shares free and clear of all liens, claims and encumbrances. The Shareholder has not transferred the Series A Preferred Stock to be converted hereunder to any other party.

ii.                  Authority. The Shareholder has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of the Shareholder.

iii.                Purchase Entirely for Own Account. The Shareholder hereby confirms that the Series B Preferred Stock is being and will be acquired for investment for Shareholder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof, and that neither the Shareholder nor any of its officers, members, managers or representatives with the authority, responsibility or power to make a decision with regard to the purchase or sale of the preferred stock or any portion thereof (collectively, such “Shareholder Representatives”) has any present intention of selling, granting any participation in or otherwise distributing the same. The Shareholder and Shareholder Representatives are familiar with the phrase “acquired for investment and not with a view to distribution” as it relates to the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws and the special meaning given to such term by the Securities and Exchange Commission (the “SEC”).

iv.                 Receipt of Information. Shareholder and Shareholder Representatives have received all the information they consider necessary or appropriate for deciding whether to acquire the Series B Preferred Stock. The Shareholder further represents that it and Shareholder Representatives have had an opportunity to ask questions and receive answers from FAVO regarding the Series B Preferred Stock and the business, properties, prospects and financial condition of FAVO and to obtain additional information necessary to verify the accuracy of any information furnished to Shareholder or Shareholder Representatives or to which Shareholder or Shareholder Representatives had access.

v.                   Investment Experience. The Shareholder represents that it and Shareholder Representatives are experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as FAVO and acknowledges that Shareholder can bear the economic risk of Shareholder’s investment and that Shareholder Representatives have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment in the Series B Preferred Stock.

vi.                 Accredited Investor. The Shareholder is an Accredited Investor, as such term is defined in Regulation D promulgated under the Securities Act.

vii.               Restricted Securities. The Shareholder and each of Shareholder Representatives understands that neither the Series B Preferred Stock nor any portion thereof may be sold, transferred or otherwise disposed of without registration under the Securities Act or an

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exemption therefrom, and that in the absence of an effective registration statement covering the Series B Preferred Stock or an available exemption from registration under the Securities Act, the Series B Preferred Stock must be held indefinitely.

viii.             Legends. To the extent applicable, each certificate or other document evidencing any of the Series B Preferred Stock shall be endorsed with the legends substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS FAVO CAPITAL, INC. (THE "COMPANY") HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

3.       Governing Law. The validity, construction and interpretation of this Agreement shall be governed by the laws of the State of Nevada. Any dispute arising from or related to this Agreement shall be subject to the exclusive jurisdiction of the state or federal courts sitting in Clark County, Nevada. The prevailing party shall be entitled to recover the actual attorneys’ fees and costs incurred in connection with that litigation.

4.       Further Actions. The parties agree to take such further action and execute such additional documents as may be necessary to implement the terms and conditions of this Agreement.

5.       No Oral Modifications. No supplement, modification, waiver, or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

6.       Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties, their representatives, heirs, estates, parent and subsidiary entities, members, managers, shareholders, principals, affiliates, successors, officers, directors, partners, administrators, trustees, receivers, agents, employees, executors, assigns, and all other persons and entities that could in any way have legal responsibility for, or claim any rights through, any of them.

7.       Authority. Each of the parties represents and warrants to all the other parties that the person signing this document on its behalf is duly authorized to execute this Agreement on its behalf.

8.       Severability. If any term or provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

9.       Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto.

10.   Interpretation. All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

11.   Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement.

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An original signature or copy thereof transmitted by facsimile, email (including PDF), or electronic signature service shall constitute an original signature for purposes of this Agreement.

12.   Indemnification. Each party agrees to indemnify and hold harmless the other party from any losses, claims, damages, liabilities, or expenses (including reasonable attorneys' fees) arising out of any breach of its representations, warranties, or covenants hereunder.

13.   Tax Matters. Each party shall be responsible for its own taxes arising from this transaction. The Shareholder represents that it has consulted its tax advisors regarding the tax consequences of this conversion.

14.   Survival. The representations and warranties herein shall survive the closing of the transaction for a period of one year.

Favo Capital, Inc.

/s/ Vincent Napolitano

By: Vincent Napolitano Its: CEO

Forfront Capital, LLC

/s/ Glen Steward

By: Glen Steward

Its: Authorized Representative

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